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                                                                     EXHIBIT 4.1

                              CERTIFICATE OF TRUST

    The undersigned, the trustees of Merrill Lynch Preferred Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section 3810, hereby certify as follows:

    (a) The name of the business trust being formed hereby (the "Trust") is "Merrill Lynch Preferred Capital Trust I."

    (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

           Chase Manhattan Bank Delaware
           c/o John J. Cashin
           1201 Market Street
           Wilmington, Delaware 19801

    (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: November 20, 1995

                                          /s/ THERESA LANG
                                          --------------------------------------
                                          Name: Theresa Lang
                                          Title: Regular Trustee

                                          /s/ STANLEY SCHAEFER
                                          --------------------------------------
                                          Name: Stanley Schaefer
                                          Title: Regular Trustee

                                          Chase Manhattan Bank Delaware

                                          By: /s/ JOHN J. CASHIN
                                            ------------------------------------
                                            Name: John J. Cashin
                                            Title: Senior Trust Officer